Exhibit 99.1

Contact: Geraldine L. Bullard Interim CEO & COO (360) 457-0461

Diane Davis Appointed to Boards of First Fed and First Northwest Bancorp

PORT ANGELES, Wash., July 23, 2025 (GLOBE NEWSWIRE) – First Northwest Bancorp (NASDAQ: FNWB), the holding company for First Fed Bank, announced the appointment of Diane C. Davis to the Boards of Directors of both First Fed Bank and First Northwest Bancorp.

Ms. Davis brings more than 25 years of leadership experience in the insurance industry, with expertise in executive management, strategy, risk management, and corporate governance.  Further, Diane is an experienced community bank board member, having served on the board of First Financial Northwest Bancorp, which was acquired earlier this year.

“Diane’s extensive experience in risk oversight and executive leadership will be a tremendous asset to our organization as we continue to grow and serve our communities,” said Geri Bullard, Interim CEO of First Fed. “Her proven expertise in strategy and governance aligns with our long-term goals, and we are excited to welcome her to the Board.”

“Community banks play a vital role in building strong, resilient local economies, and I’m deeply passionate about supporting that mission. I’m honored to join First Fed’s board and work alongside its dedicated executive team and fellow board members,” said Diane Davis

Ms. Davis began her career at Farmers New World Life Insurance Company in 1992 and advanced through a variety of leadership roles, including Chief Risk Officer and ultimately President from 2016 until her retirement in 2019. She also served as Regional Chief Risk Officer for Global Life North America at Zurich Insurance Company Ltd., bringing broad actuarial and strategic planning experience to her board role.

She holds a Bachelor of Science in Actuarial Science from the University of Illinois at Urbana-Champaign and a Master of Business Administration from the University of Washington. A Fellow of the Society of Actuaries, Ms. Davis currently serves as co-chair of 5050 Women on Boards of Greater Seattle and is a former member of the Board of Directors for Habitat for Humanity Seattle-King County.

Her appointment reflects First Fed’s ongoing commitment to strong governance, sustainable growth, and long-term financial security for its customers and communities.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business of its subsidiary, First Fed Bank. First Fed is a Pacific Northwest-based financial institution which has served its customers and communities since 1923. Currently, First Fed has 18 locations in Washington State including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small businesses, non-profit organizations and commercial customers. In 2022, First Northwest made an investment in The Meriwether Group, LLC, a boutique investment banking and accelerator firm. Additionally, First Northwest focuses on strategic partnerships to provide modern financial services such as digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012 and completed its initial public offering in 2015 under the ticker symbol FNWB. First Fed is headquartered in Port Angeles, Washington.

First Fed Bank was recognized by Puget Sound Business Journal as a Best Workplace in 2023 and top Corporate Philanthropist in 2023 and 2024. By popular vote, First Fed received 2024 awards for Best Bank and Best Lender in Best of the Peninsula for Clallam County. First Fed is a Member FDIC and equal housing lender.

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on July 23, 2025 at 6:15 a.m. PDT.